                                                                     Exhibit 4.3


================================================================================









                              Concord Camera Corp.

                                   $15,000,000

                            11% Senior Notes due 2005

                    ----------------------------------------






                                -----------------

                                    INDENTURE

                            Dated as of July 30, 1998

                                -----------------






                                -----------------

                              Bankers Trust Company

                                -----------------

                                     Trustee





================================================================================




                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                               Indenture Section
310  (a)(1)...............................................              7.10
     (a)(2)...............................................              7.10
     (a)(3) ..............................................              N.A.
     (a)(4)...............................................              N.A.
     (a)(5)...............................................              7.10
     (b) .................................................              7.10
     (c) .................................................              N.A.
311  (a) .................................................              7.11
     (b) .................................................              7.11
     (c) .................................................              N.A.
312  (a)..................................................              2.05
     (b)..................................................             10.03
     (c) .................................................             10.03
313  (a) .................................................              7.06
     (b)(1) ..............................................              7.06
     (b)(2) ..............................................              7.06
     (c) .................................................       7.06; 10.02
     (d)..................................................              7.06
314  (a) .................................................       4.03; 10.05
     (b)..................................................              4.14
     (c)(1) ..............................................             10.04
     (c)(2) ..............................................             10.04
     (c)(3) ..............................................              N.A.
     (d)..................................................              4.13
     (e)  ................................................             10.05
     (f)..................................................              N.A.
315  (a)..................................................              N.A.
     (b)..................................................              7.05
     (c)  ................................................              7.01
     (d)..................................................              N.A.
     (e)..................................................              N.A.
316  (a)(last sentence) ..................................              N.A.
     (a)(1)(A)............................................              N.A.
     (a)(2) ..............................................              N.A.
     (b) .................................................              6.07
     (c) .................................................              2.13
317  (a)(1) ..............................................              6.08
     (a)(2)...............................................              6.09
     (b) .................................................              2.04
318  (a)..................................................              N.A.
     (b)..................................................              N.A.
     (c)..................................................             10.01

  N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                       ii

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                                TABLE OF CONTENTS

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                                                   ARTICLE 1
                                         DEFINITIONS AND INCORPORATION
                                                 BY REFERENCE

         Section 1.01.      Definitions......................................................................1
         Section 1.02.      Other Definitions...............................................................12
         Section 1.03.      Incorporation by Reference of Trust Indenture Act...............................12
         Section 1.04.      Rules of Construction...........................................................13

                                                   ARTICLE 2
                                                   THE NOTES

         Section 2.01.      Form and Dating.................................................................13
         Section 2.02.      Execution and Authentication....................................................14
         Section 2.03.      Registrar and Paying Agent......................................................14
         Section 2.04.      Paying Agent to Hold Money in Trust.............................................15
         Section 2.05.      Holder Lists....................................................................15
         Section 2.06.      Transfer and Exchange...........................................................15
         Section 2.07.      Replacement Notes...............................................................26
         Section 2.08.      Outstanding Notes...............................................................26
         Section 2.09.      Treasury Notes..................................................................27
         Section 2.10.      Temporary Notes.................................................................27
         Section 2.11.      Cancellation....................................................................27
         Section 2.12.      Defaulted Interest..............................................................27
         Section 2.13.      Record Date.....................................................................28
         Section 2.14.      CUSIP Number....................................................................28


                                                  ARTICLE 3
                                      REDEMPTION AND CERTAIN REPURCHASES

         Section 3.01.      Notices to Trustee..............................................................28
         Section 3.02.      Selection of Notes to Be Redeemed...............................................28
         Section 3.03.      Notice of Redemption............................................................29
         Section 3.04.      Effect of Notice of Redemption..................................................30
         Section 3.05.      Deposit of Redemption Price.....................................................30
         Section 3.06.      Notes Redeemed in Part..........................................................30
         Section 3.07.      Optional Redemption.............................................................30
         Section 3.08.      Mandatory Redemption............................................................31
         Section 3.09.      Offer to Purchase With Excess Asset Sale Proceeds...............................31



                                       iii

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                                                   ARTICLE 4
                                                   COVENANTS

         Section 4.01.      Payment of Notes................................................................33
         Section 4.02.      Maintenance of Office or Agency.................................................34
         Section 4.03.      Reports.........................................................................34
         Section 4.04.      Compliance Certificate..........................................................35
         Section 4.05.      Taxes...........................................................................35
         Section 4.06.      Stay, Extension and Usury Laws..................................................36
         Section 4.07.      Restricted Payments.............................................................36
         Section 4.08.      Incurrence of Indebtedness and Issuance of Disqualified Stock...................39
         Section 4.09.      Asset Sales.....................................................................40
         Section 4.10.      Transactions with Affiliates....................................................40
         Section 4.11.      Corporate Existence.............................................................41
         Section 4.12.      Offer to Purchase Upon Change of Control........................................41
         Section 4.13.      Insurance.......................................................................42
         Section 4.14.      Payments for Consent............................................................42
         Section 4.15.      Use of Proceeds.................................................................42
         Section 4.16.      Tangible Net Worth..............................................................43
         Section 4.17.      Dividend and Other Payment Restrictions Affecting Subsidiaries..................43

                                                   ARTICLE 5
                                                  SUCCESSORS

         Section 5.01.      Merger, Consolidation or Sale of Assets.........................................43
         Section 5.02.      Successor Corporation Substituted...............................................44

                                                  ARTICLE 6
                                            DEFAULTS AND REMEDIES

         Section 6.01.      Events of Default...............................................................44
         Section 6.02.      Acceleration....................................................................46
         Section 6.03.      Other Remedies..................................................................47
         Section 6.04.      Waiver of Past Defaults.........................................................47
         Section 6.05.      Control by Majority.............................................................47
         Section 6.06.      Limitation on Suits.............................................................47
         Section 6.07.      Rights of Holders of Notes to Receive Payment...................................48
         Section 6.08.      Collection Suit by Trustee......................................................48
         Section 6.09.      Trustee May File Proofs of Claim................................................48
         Section 6.10.      Priorities......................................................................49
         Section 6.11.      Undertaking for Costs...........................................................49

                                       iv

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
                                                  ARTICLE 7
                                                   TRUSTEE

         Section 7.01.      Duties of Trustee...............................................................50
         Section 7.02.      Rights of Trustee...............................................................51
         Section 7.03.      Individual Rights of Trustee....................................................52
         Section 7.04.      Trustee's Disclaimer............................................................52
         Section 7.05.      Notice of Defaults..............................................................52
         Section 7.06.      Reports by Trustee to Holders of the Notes......................................52
         Section 7.07.      Compensation and Indemnity......................................................52
         Section 7.08.      Replacement of Trustee..........................................................53
         Section 7.09.      Successor Trustee by Merger, etc................................................54
         Section 7.10.      Eligibility; Disqualification...................................................54
         Section 7.11.      Preferential Collection of Claims Against Company...............................55

                                                   ARTICLE 8
                                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance........................55
         Section 8.02.      Legal Defeasance and Discharge..................................................55
         Section 8.03.      Covenant Defeasance.............................................................55
         Section 8.04.      Conditions to Legal or Covenant Defeasance......................................56
         Section 8.05.      Deposited Money and Government Securities to be Held in Trust; Other
                            Miscellaneous Provisions........................................................57
         Section 8.06.      Repayment to Company............................................................58
         Section 8.07.      Reinstatement...................................................................58

                                                  ARTICLE 9
                                       AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01.      Without Consent of Holders of Notes.............................................58
         Section 9.02.      With Consent of Holders of Notes................................................59
         Section 9.03.      Compliance with Trust Indenture Act.............................................60
         Section 9.04.      Revocation and Effect of Consents...............................................60
         Section 9.05.      Notation on or Exchange of Notes................................................61
         Section 9.06.      Trustee to Sign Amendments, etc.................................................61

                                                  ARTICLE 10
                                                 MISCELLANEOUS

         Section 10.01.     Trust Indenture Act Controls....................................................61
         Section 10.02.     Notices.........................................................................61
         Section 10.03.     Communication by Holders of Notes with Other Holders of Notes...................62
         Section 10.04.     Certificate and Opinion as to Conditions Precedent..............................62
         Section 10.05.     Statements Required in Certificate or Opinion...................................63
         Section 10.06.     Rules by Trustee and Agents.....................................................63
         Section 10.07.     No Personal Liability of Directors, Officers, Employees and
                            Stockholders....................................................................63
         Section 10.08.     Governing Law...................................................................63
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                                        v

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
         Section 10.09.     No Adverse Interpretation of Other Agreements...................................64
         Section 10.10.     Successors......................................................................64
         Section 10.11.     Severability....................................................................64
         Section 10.12.     Counterpart Originals...........................................................64
         Section 10.13.     Table of Contents, Headings, etc................................................64



                                                   EXHIBITS


         Exhibit A          FORM OF NOTE...................................................................A-1
         Exhibit B          FORM OF CERTIFICATE OF TRANSFER................................................B-1
         Exhibit C          FORM OF CERTIFICATE OF EXCHANGE................................................C-1
         Exhibit D          FORM OF CERTIFICATE OF ACQUIRING
                                INSTITUTIONAL ACCREDITED INVESTOR..........................................D-1


         INDENTURE dated as of July 30, 1998 between Concord Camera Corp. (the "Company"), and Bankers Trust Company, a New York Banking Corporation, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the 11% Senior Notes due 2005 (the "Senior Notes") and the Exchange Notes (as defined below) (collectively, the "Notes"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

                  "144A Global Security" means the global security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.


                  "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

                  "Board of Directors" means, unless otherwise specified, the Board of Directors of the Company or any authorized committee thereof.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Certificated Security" means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

                  "Change of Control" means the occurrence of any of the following: (i) any Person or group (other than Permitted Holders) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company (or the successor to the Company) including by way of merger, consolidation, sale of assets or otherwise and (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on an national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Consolidated Capitalization" means the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth.

                  "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries, or, in the case of the Company, its Restricted Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries or, in the case of the Company, the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (i) the Net Income of any Person that is not a Subsidiary or, in the case of the Company, a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary or, in the case of the Company, a Restricted Subsidiary thereof,

                  (ii) the Net Income of any Subsidiary or, in the case of the Company, any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary, or Restricted Subsidiary, as the case may be, of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Restricted Subsidiary, as the case may be, or its stockholders,

                  (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

                  (iv) the cumulative effect of a change in accounting principles shall be excluded, and

                  (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

                  "Consolidated Net Worth" means the total amount shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which internal financial statements are then available, prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

                  "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election and would be continuing in office after such election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, it matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in
Section 4.12 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.12 hereof.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

                  "Exchange Notes" means the Company's 11% Series B Senior Notes due 2005 to be issued under this Indenture.

                  "Exchange Offer" means the exchange offer to be filed with the SEC pursuant to the Registration Rights Agreement.

                  "Existing Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date and all Indebtedness that may be subsequently incurred under the credit agreements and arrangements (including increases thereon), to the extent described in Appendix I to this Indenture.

                  "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

                  "Global Security" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Security, substantially in the form of Exhibit A.

                  "Global Security Legend" means the legend set forth in Section 2.06(g)(ii) to be placed on all Global Securities issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract, derivative instrument or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other products used or produced in such Person's business, as the case may be.

                  "Holder" and "holder" shall mean, when used with reference to a Note, a Person in whose name a Note is registered.

                  "IAI Global Security" means the Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or equipment (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person or by Restricted Subsidiaries of the Company, as the case may be, plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of this Indenture.

                  "Issue Date" means July 30, 1998.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue with respect to such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all holders of the Notes for use by such holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Marketable Securities" means:

                  (i) Government Securities;

                  (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

                  (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

                  (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

                  (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or, in the case of the Company, the Company or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries or, in the case of the Company, the Company or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary of the Company to cash.

                  "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Offering" means the offering of the Notes pursuant to the Offering Memorandum.

                  "Offering Memorandum" means the offering memorandum of the Company, dated July 30, 1998, relating to the Offering.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company, delivered to the Trustee that meets the requirements of Section 10.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee, delivered to the Trustee.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

                  "Permitted Business" means the existing businesses of the Company and/or its Subsidiaries, businesses reasonably related thereto as determined in good faith by the Board of Directors, and other manufacturing and/or distribution businesses in which the Company and/or its Restricted Subsidiaries hereafter are engaged.

                  "Permitted Holders" means any member of the existing management group of the Company as determined by the Continuing Directors of the Company (including their respective lineal descendants, spouses and trusts for the benefit of any member of their respective immediate families) and any person subsequently designated by the Continuing Directors of the Company as a member of the Company's management group.

                  "Permitted Investment" means (a) any Investments in the Company or any Restricted Subsidiary of the Company; (b) any Investments in Marketable Securities; (c) Investments by the Company and/or any Restricted Subsidiary of the Company in a Permitted Business (including direct or indirect Investments in assets (tangible or intangible) used or to be used in a Permitted Business); (d) Investments of the Company and/or a Restricted Subsidiary, in effect on the Issue Date or on the date a Subsidiary becomes a Restricted Subsidiary (provided that any agreement for such Investment was not entered into in contemplation of such Subsidiary becoming a Restricted Subsidiary) or on the date any Person other than a Subsidiary was merged with or became a Restricted Subsidiary (provided that any agreement for such Investment was not entered into in contemplation of such Person being merged with or becoming a Restricted Subsidiary); (e) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (f) Hedging Obligations permitted to be incurred pursuant to Section 4.08(b) hereof; and (g) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 4.09 hereof.

                  "Permitted Refinancing" means the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease or increase to the extent contemplated by Appendix I hereto ("Refinance" and correlatively, "Refinanced" and "Refinancing") Existing Indebtedness and any subsequent Refinancing thereof not expressly prohibited under this Indenture, provided that the terms of any Refinancing are generally as favorable to the Company and/or the Restricted Subsidiaries as the terms of the Indebtedness being refinanced.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Purchaser" means The Dreyfus High Yield Strategies Fund, as purchaser in the Offering.

                  "Qualified Equity Interests" means any Equity Interest (i) which is not mandatorily redeemable or redeemable at the option of the holder thereof or (ii) which, by its terms, or upon the happening of any event, matures or is mandatorily redeemable, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness after the maturity date of the Notes.

                  "QIB" means a qualified institutional buyer as defined in Rule 144A of the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchaser relating to the Notes.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust and Agency Group of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by such persons at the time, and also any person to whom any corporate trust matter is referred at the Trustee's corporate trust office because of his knowledge of and familiarity with the particular subject.

                  "Restricted Certificated Security" means a Certificated Security bearing the Private Placement Legend.

                  "Restricted Global Security" means any 144A Global Security or IAI Global Security that bears the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" means any subsidiary of the Company that is not designated by the Board of Directors as an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard and Poor's Rating Services and its successors.

                  "SEC" means the Securities and Exchange Commission.

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary, or, in the case of the Company, the Company or a Restricted Subsidiary, of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries or, in the case of the Company, the Company or one of its Restricted Subsidiaries.

                  "Secondary Public Offering" means an underwritten offering of Capital Stock (other than Disqualified Stock) of the Company registered under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

                  "Senior Indebtedness" means any Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company,
(ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof and (ii) any Subsidiary which holds any permit or license which is material to the operations of the Company and its Restricted Subsidiaries taken as a whole.

                  "Subsidiary" of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof.

                  "Tangible Net Worth" means Consolidated Net Worth less all intangible assets of the Company and its consolidated Restricted Subsidiaries, including, but not limited to, goodwill, patents, trademarks, tradenames, copyrights and franchises, and all capitalized transaction fees and expenses, all as determined in accordance with GAAP and determined as of at the end of the fiscal quarter for which the Consolidated Net Worth was determined.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

                  "Total Common Equity" of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

                  "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Certificated Security" means one or more Certificated Securities that do not and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent global security in the form of Exhibit A attached hereto that bears the Global Security Legend and the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors filed with the Trustee.

                  "Vendor Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary the proceeds of which are used for the direct or indirect acquisition or construction of assets, rights or properties (tangible or intangible) used in connection with the Company's business.

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the lessee.

Section 1.02. Other Definitions.
                                                                     Defined in
          Term                                                         Section

  "Affiliate Transaction"........................................        4.10
  "Asset Sale"...................................................        4.09
  "Bankruptcy Law"...............................................        4.01
  "Change of Control Offer"......................................        4.12
  "Change of Control Payment"....................................        4.12
  "Change of Control Payment Date"...............................        4.12
  "Covenant Defeasance"..........................................        8.03
  "Custodian"....................................................        6.01
  "Event of Default".............................................        6.01
  "Excess Proceeds"..............................................        4.09
  "Excess Proceeds Offer"........................................        3.09
  "incur"........................................................        4.08
  "Legal Defeasance" ............................................        8.02
  "Offer Amount".................................................        3.09
  "Offer Period".................................................        3.09
  "Paying Agent".................................................        2.03
  "Payment Default"..............................................        6.01
  "Purchase Date"................................................        3.09
  "Registrar"....................................................        2.03
  "Restricted Payments"..........................................        4.07
  "Retire".......................................................        4.07
  "SEC Reports"..................................................        4.03


Section 1.03. Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes;

        "indenture security holder" means a holder of a Note or a Holder;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

        Unless the context otherwise requires:

        (1)  a capitalized term has the meaning assigned to it under this
             Article 1;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (3)  "or" is not exclusive;

        (4)  "including" means including without limitation; and

        (5) words in the singular include the plural, and in the plural include the singular.


                                    ARTICLE 2
                                    THE NOTES


Section 2.01. Form and Dating.

        The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend and the "Schedule of Exchanges in the Global Security" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 hereof.

Section 2.02. Execution and Authentication.

        One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. In addition, if a Person is not an Officer at the time a Note is authenticated, but becomes an Officer on or prior to the delivery of the Note, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.


Section 2.03. Registrar and Paying Agent.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any holder. The Company shall notify the Trustee and the Trustee shall notify the holders of the Notes in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07 hereof.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Securities. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct of or affecting the liability of or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Paying Agent and Registrar.


Section 2.04. Paying Agent to Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent and Registrar for the Notes.


Section 2.05. Holder Lists.

        If it is the Registrar, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders of the Notes and the Company shall otherwise comply with TIA ss. 312(a).


Section 2.06. Transfer and Exchange.

        (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Certificated Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Certificated Securities and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Certificated Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.06(a); however beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the procedures of the Depositary therefor. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with any such restrictions on transfer. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

        (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

        (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests (other than transfers of beneficial interests in a Global Security to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the specified Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Security shall be registered to effect the transfer or exchange referred to in
  (1) above. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.06(h) hereof.

        (iii)Transfer of Beneficial Interests to Another Restricted Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Restricted Global Security if the Registrar receives the following:

             (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

             (B) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, (y) an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act or Rule 144 under the Securities Act, a certificate from the transferee in the form of Exhibit D hereto.

        (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. Beneficial interests in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Security or transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the related letter of transmittal that it is not
        (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

             (C) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                  (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  (3) in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

             If any such transfer is effected pursuant to subparagraph (B) or
  (C) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (C) above.

             Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in any Restricted Global Security.

         (c) Transfer or Exchange of Beneficial Interests for Certificated Securities.

        (i) If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Security, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

             (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Certificated Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

             (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities

        Act other than Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

             (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof; or

             (E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount. Certificated Securities issued in exchange for beneficial interests in a Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Notes are so registered. Certificated Securities issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

        (ii) Notwithstanding 2.06(c)(i), a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Certificated Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security only if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the related letter of transmittal that it is not
        (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

             (C) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Certificated Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                  (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; and

                  (3) in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest in a Restricted Global Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

        (iii)If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount. Certificated Securities issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Notes are so registered. Certificated Securities issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. Beneficial interests in an Unrestricted Global Security cannot be exchanged for a Certificated Security bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Certificated Security bearing the Private Placement Legend.

         (d) Transfer or Exchange of Certificated Securities for Beneficial Interests.

        (i) If any holder of Restricted Certificated Securities proposes to exchange such Notes for a beneficial interest in a Restricted Global Security or to transfer such Certificated Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

             (A) if the holder of such Restricted Certificated Securities proposes to exchange such Notes for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

             (B) if such Certificated Securities are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C) if such Certificated Securities are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such Certificated Securities are being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

             (D) if such Certificated Securities are being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof; or

             (E) if such Certificated Securities are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof, the Trustee shall cancel the Certificated Securities, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in all other cases, the IAI Global Security.

        (ii) A holder of Restricted Certificated Securities may exchange such Notes for a beneficial interest in the Unrestricted Global Security or transfer such Restricted Certificated Securities to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Security only if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the related letter of transmittal that it is not
        (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

             (C) the Registrar receives the following:

                  (1) if the holder of such Certificated Securities proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                  (2) if the holder of such Certificated Securities proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; and

                  (3) in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Certificated Securities are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

  Upon satisfaction of the conditions of any of the subparagraphs in this
  Section 2.06(d)(ii), the Trustee shall cancel the Certificated Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

        (iii)A holder of Unrestricted Certificated Securities may exchange such Notes for a beneficial interest in the Unrestricted Global Security or transfer such Certificated Securities to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Security. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the Unrestricted Certificated Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

        If any such exchange or transfer from a Certificated Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(C) or
(iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B),
(ii)(C) or (iii) above.

        (e) Transfer and Exchange of Certificated Securities. Upon request by a holder of Certificated Securities and such holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Securities. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Certificated Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by his attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

        (i) Restricted Certificated Securities may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

             (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

             (B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certification in item (2)(C) hereof; and

             (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, (y) an Opinion of

        Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act, Rule 144 under the Securities Act or Rule 904 under Securities Act, a certificate from the transferee in the form of Exhibit D hereto.

        (ii) Restricted Certificated Securities may be exchanged by any holder thereof for an Unrestricted Certificated Security or transferred to Persons who take delivery thereof in the form of an Unrestricted Certificated Security if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the related letter of transmittal that it is not
        (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

             (C) the Registrar receives the following:

                  (1) if the holder of such Restricted Certificated Securities proposes to exchange such Notes for an Unrestricted Certificated Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                  (2) if the holder of such Restricted Certificated Securities proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; and

                  (3) in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Certificated Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

        (iii)A holder of Unrestricted Certificated Securities may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Certificated Securities pursuant to the instructions from the holder thereof. Unrestricted Certificated Securities cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Certificated Security.

        (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that have certified in the related letter of transmittal that they are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the exchange Offer and (ii) Certificated Securities in an aggregate principal amount equal to the principal amount of the Restricted Certificated Securities accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the holders of Certificated Securities so accepted Restricted Certificated Securities in the appropriate principal amount.

        (g) Legends. The following legends shall appear on the face of all Global Securities and Certificated Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

        (i)  Private Placement Legend.

             (A) Except as permitted by subparagraph (b) below, each Global Security and each Certificated Security (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

             "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
             (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR

             TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR TRANSFER AGENT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

             (B) Notwithstanding the foregoing, any Global Security or Certificated Security issued pursuant to subparagraphs (b)(iv), (c)(ii),
        (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
        2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

        (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

        "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
        SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."


        (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Certificated Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or Certificated Securities, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

        (i)  General Provisions Relating to Transfers and Exchanges.

        (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Certificated Securities upon the Company's order or at the Registrar's request.

        (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a holder of a Certificated Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09, 4.12 and 9.05 hereof).

        (iii)The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        (iv) All Global Securities and Certificated Securities issued upon any registration of transfer or exchange of Global Securities or Certificated Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Certificated Securities surrendered upon such registration of transfer or exchange.

        (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
  Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

        (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

        (vii) The Trustee shall authenticate Global Securities and Certificated Securities in accordance with the provisions of Section 2.02 hereof.


Section 2.07. Replacement Notes.

        If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.


Section 2.08. Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest, if any, payable on that date with respect to the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.


Section 2.09. Treasury Notes.

        In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or an Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

        Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.


Section 2.11. Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act), unless the Company directs cancelled Notes to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company for all certificates so destroyed. The Company may not issue new Notes to replace Notes that it has redeemed, paid or delivered to the Trustee for cancellation.


Section 2.12. Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall fix or cause to be fixed each such special record date and payment date, provided that the Company shall fix or cause to be fixed each such special record date as early as practicable prior to the payment date, and the Company shall mail or cause to be mailed as early as practicable to each holder a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.


Section 2.13. Record Date.

        The record date for purposes of determining the identity of holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

Section 2.14. CUSIP Number.

        The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                    ARTICLE 3
                       REDEMPTION AND CERTAIN REPURCHASES

Section 3.01. Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.


Section 3.02. Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed or to be repurchased at any time, except as provided in Section 3.09, the Trustee shall select the Notes to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), provided that no Notes with a principal amount of $1,000 or less shall be redeemed or purchased in part. A new Note in principal amount equal to the unredeemed or unpurchased portion shall be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption or purchase date, interest shall cease to accrue on the Notes or portions of them called for redemption or purchase. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a holder are to be redeemed, the entire outstanding amount of Notes held by such holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

        Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (provided that in the event of a redemption pursuant to Section 3.07(b) hereof arising out of a sale of the Company's Capital Stock (other than Disqualified Stock) in an Secondary Public Offering, such notice shall not be mailed prior to the consummation of such Secondary Public Offering).

        The notice shall identify the Notes to be redeemed and shall state:

        (a)  the redemption date;

        (b) the redemption price, plus accrued interest, if any, and Liquidated Damages, if any;

        (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

        (d)  the name and address of the Paying Agent;

        (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (f) that, unless the Company defaults in making such redemption payment, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

        (g) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

        (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.


Section 3.04. Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

        On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any funds deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid redemption price, from the redemption date until such redemption price is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes.


Section 3.06. Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


Section 3.07. Optional Redemption.

        (a) Except as set forth in Section 3.07(b) below, the Notes will not be redeemable at the Company's option prior to July 16, 2000. Commencing on July 16, 2000, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 16 of the years indicated below:

                  Year                                  Percentage
                  ----                                  ----------
                  2000.................................  105.000%
                  2001.................................  103.000%
                  2002.................................  101.000%
                  2003 and thereafter..................  100.000%


         (b) Notwithstanding the foregoing, in the event of the sale by the Company prior to July 16, 2000 of its securities in one or more Secondary Public Offerings, up to a maximum of

35% of the aggregate principal amount of the Notes originally issued will, at the option of the Company, be redeemable from the net cash proceeds of such secondary Public Offerings (but only to the extent the proceeds of such Secondary Public Offerings consist of cash or readily marketable cash equivalents) at a redemption price equal to 107% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, provided that such redemption occurs within 60 days of the date of the closing of such Secondary Public Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


Section 3.08. Mandatory Redemption.

        Except as set forth under Sections 3.09 and 4.12 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.


Section 3.09. Offer to Purchase With Excess Asset Sale Proceeds.

        If at any time the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.09(b) exceeds $2.0 million, the Company shall, within 30 days thereafter, make an offer to all holders of Notes (an "Excess Proceeds Offer"), to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount of the Notes to the date fixed for the closing of such offer, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified below.

        The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds (or such pro rata portion based upon the principal amount of Notes if the principal amount of Notes tendered is in excess of the Excess Proceeds) (which maximum principal amount of Notes shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer, subject to the provisions of Section 4.09 hereof.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest on the Notes shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to holders who tender Notes pursuant to the Excess Proceeds Offer on the portion of the tendered Notes purchased pursuant to the Excess Proceeds Offer.

        Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

             (a) that the Excess Proceeds Offer is being made pursuant to Sections 3.09 and 4.09 hereof and the length of time the Excess Proceeds Offer shall remain open;

             (b) the Offer Amount, the purchase price and the Purchase Date;

             (c) that any Note or portion thereof not tendered or accepted for payment shall continue to accrue interest;

             (d) that any Note or portion thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

             (e) that holders electing to have a Note or portion thereof purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

             (f) that holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note or portion thereof the holder delivered for purchase and a statement that such holder is withdrawing his election to have the Note or portion thereof purchased;

             (g) that, if the aggregate principal amount of Notes tendered by holders of such notes exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis as described above (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

             (h) that holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis (as described above) to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Note or portion thereof tendered by such holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof. The Company shall publicly announce the results of the Excess Proceeds

Offer on the Purchase Date. In the event that the aggregate amount of Excess Proceeds exceeds the aggregate principal amount of Notes or portion thereof surrendered by holders of such notes pursuant to an Excess Proceeds Offer, the Company may use the remaining Excess Proceeds for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Notes under this Section 3.9 shall be deemed to be a redemption of Notes.


                                    ARTICLE 4
                                    COVENANTS


Section 4.01. Payment of Notes.

        The Company shall pay or cause to be paid the principal of, premium, if any, and interest, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of the due date money deposited by, or on behalf of, the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful until such overdue principal is paid; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful until such overdue installments of interest are paid.

        The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.


Section 4.02. Maintenance of Office or Agency.

        The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.


Section 4.03. Reports.

        (a) So long as any of the Notes remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Trustee within 15 days of filing with the SEC. If the Company is not subject to the requirements of
Section 13(a) or 15(d) of the Exchange Act or shall cease to be required by the SEC to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to the requirements of either such section, to be so filed with the SEC (unless the SEC will not accept such a filing) and with the Trustee within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act. Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any Notes are outstanding, the Company shall furnish copies of the SEC Reports to the holders of Notes at the time the Company is required to file the same with the Trustee and make such information available to investors who request it in writing. In addition, the Company shall, for so long as any Notes remain outstanding, furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall also comply with the provisions of TIA ss. 314(a).

        (b) The Company shall provide the Trustee with a sufficient number of copies of all SEC Reports that the Trustee may be required to deliver to the holders of the Notes under this Section 4.03.


Section 4.04. Compliance Certificate.

        (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that
(i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervi sion of the signing Officers with a view to determining whether the Company has (x) kept, observed, performed and fulfilled, and (y) caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, (ii) as to each such Officer signing such certificate, that to the best of his or her knowledge (A) the Company has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and (B) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto, and (iii) the Company's Tangible Net Worth for the preceding fiscal year.

        (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants can not be obtained, in whole or in part, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statement but was unable to do so.

        (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        (d) The Company shall deliver to the Trustee an Officers' Certificate as required by, and in accordance with, Section 4.07(e) hereof.


Section 4.05. Taxes.

        The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Notes.


Section 4.06. Stay, Extension and Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


Section 4.07. Restricted Payments.

        (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

             (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries in each case to the extent made in cash or other tangible property;

             (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company or any of its Restricted Subsidiaries or other Affiliate of the Company in each case to the extent made in cash or other tangible property;

             (iii) Retire any Indebtedness of the Company and/or any Restricted Subsidiary that is subordinate in right of payment to the Notes, except at final maturity or in accordance with mandatory redemption or repayment provisions set forth in the documentation governing such Indebtedness; or

             (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i), (ii), (iii) and (iv) above being collectively referred to as "Restricted Payments"),


unless, at the time of such Restricted Payment:

             (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

             (2) immediately after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Indebtedness to Consolidated Capitalization Ratio test set forth in
        Section 4.08(a) hereof;

             (3) immediately after giving effect to such Restricted Payment, the Company would have a Tangible Net Worth of not less than $25.0 million; and

             (4) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date shall not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus
        (2) 100% of the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests (A) financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid or (B) used to retire Equity Interests or Indebtedness pursuant to clauses (ii) or (v) of Section 4.07(b)), plus (3) the fair market value of Qualified Equity Interests (other than Disqualified Stock) issued in connection with acquisitions, plus (4) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Subsidiary of the Company incurred after the Issue Date which has been converted into or exchanged for qualified Equity Interests of the Company (minus the amount of any cash or property distributed by the Company or any Subsidiary of the Company upon such conversion or exchange).

        (b) The foregoing provisions will not prohibit:

             (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

             (ii) the Retirement of (A) any Equity Interests of the Company or any Restricted Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the Notes or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

             (iii) the Retirement of any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary of the Company), but only to the extent that such new Indebtedness is (A) permitted under Section 4.08 hereof and (1) is subordinated in right of payment to the Notes at least to the same extent as, (2) has a Weighted Average Life to Maturity at least as long as, and (3) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so Retired or (B) a Permitted Refinancing;

             (iv) the Retirement of any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary but only to the extent that such incurrence is
        (A) permitted under Section 4.08 hereof and only to the extent that such Indebtedness (1) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the Indebtedness so Retired was so secured, (2) has a Weighted Average Life to Maturity at least as long as the Indebtedness so Retired and (3) if the Indebtedness so Retired was an obligation of the Company, is pari passu or subordinated in right of payment to the Notes at least to the same extent as the Indebtedness so Retired or (B) a Permitted Refinancing;

             (v) the Retirement of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period or $4 million during the seven year period following the issue date of the Notes plus in each case the aggregate cash proceeds received by the Company during such twelve-month or seven year period from any issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and

             (vi) the payment of cash in lieu of fractional shares (a) payable as dividends on Equity Interests of the Company or (b) issuable upon conversion of or in exchange for securities convertible into or exchangeable for Equity Interests of the Company or (c) issuable as a result of a corporate reorganization, provided that, in the case of (a) and (b), the issuance of such Equity Interests or securities and, in the case of (c), such corporate reorganization, was permitted under the terms of this Indenture;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), (iv), (v) and (vi), no Default or Event of Default shall have occurred and be continuing.

        (c) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default pursuant to Article 6 hereof. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in such Restricted Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under paragraph (a) of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

        (d) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.08 hereof and (ii) no Default or Event of Default pursuant to Article 6 hereof would be in existence following such designation.

        (e) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee shall have no duty or obligation to confirm or verify the calculations set forth in such Officers' Certificate.


Section 4.08. Incurrence of Indebtedness and Issuance of Disqualified Stock.

  (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt) or issue any Disqualified Stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or such issuance of Disqualified Stock and the application of the proceeds therefrom, the ratio of Consolidated Indebtedness to Consolidated Capitalization does not exceed 3 to 5.

  (b) The foregoing limitation in Section 4.08(a) shall not apply to (with each exception to be given independent effect):

        (i) the incurrence in the ordinary course of business by the Company and/or any of its Restricted Subsidiaries of Indebtedness evidenced by letters of credit;

        (ii) the incurrence by the Company and/or any of its Restricted Subsidiaries of Vendor Indebtedness;

        (iii) the incurrence by the Company and/or any of its Restricted Subsidiaries of the Existing Indebtedness and all borrowings after the Issue Date under the Existing Indebtedness;

        (iv) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness in an aggregate amount not to exceed $10.0 million at any one time outstanding;

        (v) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness in connection with customs' duties and the guarantees thereof;

        (vi) Permitted Refinancings;

        (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; and

        (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding.


        For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness Stock meets the criteria of more than one of the categories described in clauses (i) through (viii) above or is entitled to be incurred pursuant to Section 4.08(a), the Company shall, in its sole discretion, classify such item in any manner that complies with this Section and such item shall be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.08(a). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, Common Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section.


Section 4.09. Asset Sales.

        (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, whether in a single transaction or a series of related transactions occurring within any twelve-month period, sell, lease, convey, dispose or otherwise transfer any assets including by way of a Sale and Leaseback Transaction other than sales, leases, conveyances, dispositions or other transfers (A) at a price equal to or greater than the fair market value thereof, (B) of inventory, including close-out sales, in the ordinary course of business, (C) to the Company by any Restricted Subsidiary of the Company or from the Company to any Restricted Subsidiary of the Company, (D) that constitute a Restricted Payment or dividend or distribution permitted under Section 4.07 hereof or (E) that constitute the disposition of all or substantially all of the assets of the Company pursuant to Section 5.01 hereof (each of the foregoing other than those categories described in clauses (B), (C), (D) and (E), an "Asset Sale").

        (b) Within 365 days after the receipt of net proceeds of any Asset Sale, the Company (or such Restricted Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale to (i) permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Indebtedness or (ii) the direct or indirect acquisition of assets (tangible or intangible) to be used in any Permitted Business. Any Net Proceeds from any Asset Sales that are not so applied or invested as provided in the preceding sentence, shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $2.0 million, the Company shall be required to make an Excess Proceeds Offer in accordance with the terms of Section 3.09 hereof.


Section 4.10. Transactions with Affiliates.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company; and (iii) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate payments in excess of $0.5 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above provided that (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company, (b) transactions between or among the Company and its Restricted Subsidiaries, (c) transactions permitted by Section 4.07 hereof, (d) loans and advances to employees and officers of the Company or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $2.0 million at any one time outstanding, (e) loans and advances to employees and officers of the Company or any Restricted Subsidiary financing the purchase of Capital Stock of the Company by such employees or officers and
(f) transactions (including loans and advances) pursuant to existing contracts to which the Company is a party in accordance with the terms of such contracts as they exist on the Issue Date, shall not be deemed Affiliate Transactions.


Section 4.11. Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Notes.


Section 4.12. Offer to Purchase Upon Change of Control.

        (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"), provided that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be paid or payable to holders who tender Notes pursuant to the Change of Control Offer. Within thirty (30) days following any Change of Control, the Company shall mail a notice to the Trustee and each holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes or portions thereof tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days (unless required by applicable law) from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note or portion thereof not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes or portions thereof delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes or portions thereof purchased; and (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Notes or portions thereof in connection with a Change of Control.

        (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes or portions thereof, and the Trustee shall promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


Section 4.13. Insurance.

        The Company shall and shall cause each of its Restricted Subsidiaries to at all times keep all of their respective properties which are of an insurable nature insured against loss or damage of the kinds customarily insured by corporations similarly situated and owning like properties, with insurers believed by the Company in good faith to be financially sound and responsible.


Section 4.14. Payments for Consent.

        The Company shall not, and shall not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.15. Use of Proceeds.

  The Company shall use the net proceeds from the sale of the Notes only to fund capital expenditures, working capital requirements, design and development costs incurred in connection with expanded original equipment manufacturer sales, new camera and non-camera products and general corporate purposes of the Company, which may include acquisitions.

  The Company will deliver to the Trustee an Officer's Certificate with each annual compliance certificate certifying that the proceeds of the Notes were applied in accordance with this Section 4.15.

Section 4.16. Tangible Net Worth.

  The Company shall at all times maintain a Tangible Net Worth of not less than $25.0 million.

Section 4.17. Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

             (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

             (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

             (iii)transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

             (a) applicable law;

             (b) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition);

             (c) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

             (d) Indebtedness incurred under Section 4.08(b)(ii), (iii), (iv) and (vi) hereof; or

             (e) this Indenture and the Notes.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

        The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless:

             (i) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

             (ii) immediately after such transaction no Default or Event of Default exists;

             (iii)except in connection with a Merger with or into a wholly-owned Subsidiary of the Company, the Company, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Debt to Consolidated Capitalized Ratio test described under Section 4.08 hereof; and

             (iv) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that, with respect to the transaction, items (i) through (iii) as stated above have been satisfied.


Section 5.02. Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company, herein; provided, however, that the predecessor Company shall not be relieved from the obligations to pay the principal of, premium, if any, and interest on the Notes, except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

        Each of the following constitutes an "Event of Default":

      (a) default for 30 days in payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes;

      (b) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

      (c) failure by the Company to perform or comply with the provisions of Sections 4.07, 4.08, 4.09, 4.12 or 5.01 hereof;

      (d) failure by the Company for 30 days after notice to the Company from the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes;

      (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay when due principal, premium, if any, or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness of the Company or any Significant Subsidiary under which there has been a Payment Default or the maturity of which has been accelerated as provided in clause (y), aggregates $2.0 million or more or (y) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.0 million or more;

      (f) failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed within 45 days after their entry;

      (g) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (A)  commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
             creditors, or

                  (E) generally is not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; and

      (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that;

                  (A) is for relief against the Company or any of its
             Significant Subsidiaries in an involuntary case;

                  (B) appoints a Custodian of the Company or any of its
             Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                  (C) orders the liquidation of the Company or any of its
             Significant Subsidiaries;

             and the order or decree remains unstayed and in effect for 60 consecutive days; provided, however; that if the entry of such order or decree is appealed and dismissed on appeal or otherwise has ceased to be in effect, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured and the related acceleration, provided that no other Event of Default has occurred and is continuing, shall be deemed rescinded.

             The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.


Section 6.02. Acceleration.

        If any Event of Default occurs and is continuing under this Indenture, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Sections 6.01(g) or (h) hereof with respect to the Company or any of its Significant Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Restricted Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in this Indenture or the Notes, the amount declared due and payable shall include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium set forth in this Indenture. Holders of the Notes may not enforce this Indenture or the Notes except as provided herein.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or the Notes notwithstanding. If an Event of Default occurs prior to July 16, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date pursuant to Section 3.07 hereof, then the premium payable for purposes of this paragraph shall be 107% of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment.



Section 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
All remedies are cumulative to the extent permitted by law.


Section 6.04. Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Notes, waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages or premium on, or the principal of, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


Section 6.05. Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to

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



follow any direction that conflicts with the law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.02 hereof unless directed to do so pursuant to this Section 6.05.


Section 6.06. Limitation on Suits.

                  No holder of any Note shall have any right to institute any proceeding with respect to this Indenture or the Notes or for any remedy thereunder, unless:

                  (i) the holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such holder of a Note or holders of the Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity.

                  Otherwise, no holder of any Note shall have any right to institute any proceeding with respect to this Indenture or the Notes or for any remedy thereunder, except:

                  (x) a holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note (including upon acceleration thereof) or

                  (y) the institution of any proceeding with respect to this Indenture or the Notes or any remedy thereunder, including without limitation acceleration, by the holders of a majority in principal amount of the outstanding Notes; provided that, upon institution of any proceeding or exercise of any remedy such holders provide the Trustee with prompt written notice thereof.

                  A holder of a Note may not use this Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note.


Section 6.07. Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder of the Note.


Section 6.08. Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof.


Section 6.09. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any holder of a Note in any such proceeding.


Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for all amounts due the Trustee under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: (i) first to holders of Notes, for amounts due and unpaid on such Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest, and (ii) second, to the extent any other monies are available, to holders of Notes for amounts due and unpaid on such Notes for principal and premium and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium and Liquidated Damages, if any; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any such payment to holders of Notes.


Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder of a Note pursuant to Section 6.07 hereof, or a suit by holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

Section 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Inden ture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any holders of Notes, including, without limitation, the provisions of Section 6.05 hereof, unless such holders shall have provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.


Section 7.02. Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders unless such holders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.


Section 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.


Section 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


Section 7.05. Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the holders of the Notes.


Section 7.06. Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15th beginning with the May 15th following the date of this Indenture, the Trustee shall mail to the holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.


Section 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee or its agent from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with the Fee Schedule dated July 15, 1998, as such schedule may be amended from time to time (the "Fee Schedule"). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee or its agent promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services (as described in the Fee Schedule). Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel (as described in the Fee Schedule).

                  The Company shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses (including counsel fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Trustee, in its sole discretion, may elect to have counsel selected by it and the Company shall pay the fees and expenses of such counsel (as described in the Fee

Schedule). The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company' payment obligations in this Section 7.07, the Company and the holders of the Notes agree that the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


Section 7.08. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d)  the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any holder of a Note who has been a holder of a Note for at least six months fails to comply with
Section 7.10 hereof, such holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appoint ment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.


Section 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.


Section 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).


Section 7.11. Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate and at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.


Section 8.02. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Notes to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on and Liquidated Damages with respect to such Notes when such payments are due, or on the redemption date, as the case may be; (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture.


Section 8.03. Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.12, and 4.16 hereof and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.


Section 8.04. Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or Section 8.03 hereof to the outstanding Notes:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 8 applicable to it), in trust, for purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, (i) cash in U.S. dollars, (ii) non-callable Government Securities, or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on or Liquidated Damages with respect to the outstanding Notes;

                  (b) In the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) In the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                  (f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money and Government Securities (including any proceeds thereof) need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

        Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


Section 8.06. Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, or interest on any Note and remaining unclaimed for two years after such principal, interest, premium, if any, or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


Section 8.07. Reinstatement.

        If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any holder of Notes:

        (a) to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

        (c) to provide for the assumption of the Company's obligations to holders of the Notes in the case of a merger or consolidation;

        (d) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such holder; or

        (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

        Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.


Section 9.02. With Consent of Holders of Notes.

        The Company and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental Indenture with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).


        Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each holder affected, an amendment or waiver may not (with respect to any Note held by a non-consenting holder of Notes):

         (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

         (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Sections 3.09 and 4.12 hereof);

         (iii) reduce the rate of or change the time for payment of interest on any Notes;

         (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (v) make any Note payable in money other than that stated in the Notes;

         (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;

         (vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09 or 4.12 hereof);

         (viii) make any change in the foregoing amendment and waiver provisions;

         (ix) modify the ranking of priority of the Notes in any manner adverse to the holders thereof.


Section 9.03. Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.


Section 9.04. Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a holder of a Note is a continuing consent by the holder of a Note and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder's Note, even if notation of the consent is not made on any Note. However, any such holder of a Note or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Note.

        The Company may fix a record date for determining which holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.05 hereof or (ii) such other date as the Company shall designate.


Section 9.05. Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


Section 9.06. Trustee to Sign Amendments, etc.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In signing or refusing to sign any amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to documents required by Section 10.04 hereof, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms and that all conditions precedent to such amendment or supplemental indenture have been satisfied.


                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.


Section 10.02. Notices.

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

        If to the Company:

             Concord Camera Corp.
             35 Mileed Way
             Avenel, New Jersey 07001
             Telephone No.:
             Telecopier No.: (732) 815-0258
             Attention:  Controller

        If to the Trustee:

             Bankers Trust Company
             Corporate Trust & Agency Group
             Four Albany Street
             New York, N.Y. 10006
             Telephone No.:  (800) 735-7777
             Telecopier No.: (212) 250-6961
             Attention: Corporate Market Services

        The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a holder of a Note shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a holder of a Note or any defect in it shall not affect its sufficiency with respect to other holders of Notes.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.


Section 10.03. Communication by Holders of Notes with Other Holders of Notes.

        Holders of the Notes may communicate pursuant to TIA Section 312(b) with other holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).


Section 10.04. Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (a) an Officers' Certificate (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.


Section 10.05. Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.


Section 10.06. Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

        No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.


Section 10.08. Governing Law.

        The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.


Section 10.09. No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


Section 10.10. Successors.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.


Section 10.11. Severability.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


Section 10.12. Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


Section 10.13. Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of July 30, 1998                   Concord Camera Corp.



(SEAL)
                                            By: ____________________________
                                                Name:
                                                Title:


Attest:


________________________________
Name:
Title:



Dated as of July 30, 1998                   Bankers trust company
                                            Trustee


(SEAL)
                                            By: ____________________________
                                                Name:
                                                Title:

Attest:


________________________________
Name:
Title:

                                                                       EXHIBIT A
                                 (Face of Note)


                            11% Senior Note due 2005

No.                                                                 $15,000,000

CUSIP No.

                              CONCORD CAMERA CORP.

promises to pay to Cede & Co.

or its registered assigns,

the principal sum of $15,000,000

on July 15, 2005.

Interest Payment Dates: January 15, April 15, July 15 and October 15, commencing October 15, 1998.

Record Dates: January 1, April 1, July 1 and October 1 (whether or not a Business Day). Dated: ____________, ____

                                           CONCORD CAMERA CORP.


                                           By: _________________________________
                                               Title:


                  (SEAL)

Trustee's Certification of Authentication


This is one of the Notes
referred to in the within-
mentioned Indenture:

Bankers trust company,
as Trustee

By: _______________________________________
         (Authorized Signatory)

Additional provisions of this Note are set forth on the other side of this Note.

                                 (Back of Note)

                            11% Senior Note due 2005


         THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.1

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
         (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR TRANSFER AGENT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF
--------
1        Legend to be included only on Global Securities.

         ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
         (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."2

        Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

        1. Interest. Concord Camera Corp., a New Jersey corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at the rate of 11% per annum and will be payable quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"), commencing on October 15, or if any such day is not a Business Day on the next succeeding Business Day to holders of record of the Notes at the close of business on the immediately preceding January 1, April 1, July 1 and October 1, whether or not a Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal at the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Principal, premium, Liquidated Damages, if any, and interest on the Notes will be payable by wire transfer of immediately available funds to the account(s) specified by the holder thereof, or, if no such account(s) are specified, by mailing a check to each such holder's registered address.

        3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any holder of a Note. The Company may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture, dated as of July 30, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior unsecured obligations of the Company limited to the sum of $15,000,000 in aggregate principal amount of Notes.

        5. Optional Redemption. The Notes will not be redeemable at the Company's option prior to July 15, 2000. Commencing on July 16, 2000, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice
--------
         2 Legend to be included only on Restricted Global Securities and Restricted Certificated Securities.

to the holders thereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 16 of the years indicated below:

                  Year                                    Percentage
                  2000...................................  105.000%
                  2001...................................  103.000%
                  2002 ..................................  101.000%
                  2003 and thereafter....................  100.000%


         Notwithstanding the provisions of Section 3.07(a) of the Indenture, in the event of the sale by the Company prior to July 16, 2000 of its securities in one or more Secondary Public Offerings, up to a maximum of 35% of the aggregate principal amount of the Notes originally issued will, at the option of the Company, be redeemable from the net cash proceeds of such secondary Public Offerings (but only to the extent the proceeds of such Secondary Public Offerings consist of cash or readily marketable cash equivalents) at a redemption price equal to 107% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, provided that such redemption occurs within 90 days of the date of the closing of such Secondary Public Offering.

        6. Mandatory Redemption. Except as set forth in Sections 3.09 and 4.12 of the Indenture, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7. Repurchase at Option of holder. (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer to repurchase on the Change of Control Payment Date all or any part (equal to $1,000 or an integral multiple thereof) of the outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Liquidated Damages, if any thereon to the Change of Control Payment Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

        (b) The Company shall be required when the cumulative amount of Excess Proceeds from Asset Sales exceeds $2.0 million to offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.09 of the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based upon their principal amount or accreted value, as applicable (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof shall be purchased). Holders of Notes that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

        8. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a holder of Notes are to be redeemed. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

        9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder of a Note to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar need exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, neither the Company nor the Registrar need exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

        10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, Liquidated Damages, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

        11. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's obligations to holders of the Notes in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. However, without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder of Notes) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than a payment required by Section 3.09 or Section 4.12 of the Indenture); reduce the rate of or change the time for payment of interest on any Notes; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); make any Note payable in money other than that stated in the Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes; waive a redemption payment with respect to any Note (other than a payment required by Section 3.09 or Section 4.12 of the Indenture); make any change in the foregoing amendment and waiver provisions; or modify the ranking of priority of the Notes in any manner adverse to the holders thereof, in each case in any manner that adversely affects the rights of any Holder or the Trustee.

        12. Defaults and Remedies. Events of Default include: default for 30 days in payment when due of interest on or Liquidated Damages, if any, with respect to the Notes; default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise; failure by the Company to perform or comply with the provisions described under Sections 4.07, 4.08, 4.09, 4.12 or 5.01 of the Indenture; failure by the Company for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (x) is caused by a Payment Default, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness of the Company or any Significant Subsidiary under which there has been a Payment Default or the maturity of which has been accelerated as provided in clause (y), aggregates $2.0 million or more or (y) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.0 million or more; failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $2.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and if any provision of the Indenture shall cease to be in full force and effect or shall cease to give the secured parties the liens, rights, powers and privileges to be created thereby. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages or premium on, or the principal of, the Notes.

        13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

        14. No Personal Liabilities of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations. Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to holders of Notes under the Indenture, holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

        18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any holder of a Note upon written request and without charge a copy of the Indenture. Request may be made to:

                              Concord Camera Corp.
                                  35 Mileed Way
                            Avenel, New Jersey 07001
                              Attention: Controller

                                 ASSIGNMENT FORM


 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date: ______________

                                 Your Signature: _______________________________
                                 (Sign exactly as your name appears
                                 on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 3.09 or Section 4.12 of the Indenture check the appropriate box:

                          [ ] Section 3.09      [ ] Section 4.12

         If you want to have only part of the Note purchased by the Company pursuant to Section 3.09 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ _______________


Date:____________


                                 Your Signature: _______________________________
                                 (Sign exactly as your name appears
                                 on the face of this Note)

Signature Guarantee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

                  The following exchanges of a part of this Global Security have been made:


                                                                                      Principal Amount of         Signature of
                              Amount of decrease in          Amount of increase in   this Global Security     authorized officer of
                               Principal Amount of            Principal Amount of    following such decrease    Trustee or Note
   Date of Exchange           this Global Security           this Global Security         (or increase)             Custodian
   ----------------           --------------------           --------------------         -------------             ---------





                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Concord Camera Corp.
35 Mileed Way.
Avenel, New Jersey 07001
Attention: Controller

Bankers Trust Company
Corporate Trust & Agency Group
Four Albany Street
New York, N.Y. 10006
Attention: Corporate Market Services


        Re: 11% Senior Notes due 2005
            -------------------------

        Reference is hereby made to the Indenture, dated as of July 30, 1998 (the "Indenture"), between Concord Camera Corp., as issuer (the "Company"), and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of Book-Entry Interests in the Global Security or Certificated Securities Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interests or Certificated Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interests or Certificated Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Certificated Security and in the Indenture and the Securities Act.

2. [ ] Check and complete if Transferee will take delivery of Book-Entry Interests in the Global Security or Certificated Securities pursuant to any provision of the Securities Act other than Rule 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in the Restricted Global Security and Restricted Certificated Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected to the Company or a subsidiary thereof,
                                       or

  (b) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

(c) [ ] such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Security or Restricted Certificated Securities and the requirements of the exemption claimed, which certification is supported by (1) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security and/or the Restricted Certificated Securities and in the Indenture and the Securities Act.

3. [ ] Check if Transferee will take delivery of Book-Entry Interests in the Unrestricted Global Security or in Certificated Securities that do not bear the Private Placement Legend. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Certificated Securities will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Certificated Securities bearing the Private Placement Legend and in the Indenture.

This certificate and the statements contained herein are made for your benefit.


                                       ______________________________________
                                       [NAME OF TRANSFEROR]


                                       By: __________________________________
                                           Name:
                                           Title:

Dated: __________________, _____

Corporate Notary

State of _____________________)
                              )  SS.
County of ____________________)

         On this ________day of ___________________, ______, before me personally came ____________________, to me known, who being by me duly sworn,
                she/he         (name)
did depose and say that is the _____________________ of ____________________,
                                (title)                     (name of entity)
and the ______________described in, which executed the above Certificate of
             (entity)
Transfer, and that she/he signed her/his name thereto by the authority of the _____________________________________________________.
        (e.g.. board of directors of the Corporation)


                                  ____________________________________
                                  Notary Public


Non-corporate Notary:

State of _____________________)
                              )  SS.
County of ____________________)

         On this ________day of ___________________, ______, before me personally came ____________________, to me known to be the individual described in, and who executed the above (name) Certificate of Transfer and acknowledged that she/he executed the same.


                                  ____________________________________
                                  Notary Public

                       ANNEX A TO CERTIFICATE OF TRANSFER


1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

  (a)  [ ]   Book-Entry Interests in the Global Security:

        (i)  [ ] 144A Global Security (CUSIP          ), or

        (ii) [ ] IAI Global Security (CUSIP         ); or

  (b)  [ ]   Restricted Certificated Securities.


2.      After the Transfer the Transferee will hold:
                                                [CHECK ONE]
  (a)  [ ]   Book-Entry Interests in the:
        (i)   [ ] 144A Global Security (CUSIP         ), or

        (ii)  [ ] IAI Global Security (CUSIP         ); or

        (iii) [ ] Unrestricted Global Security (CUSIP         ); or

  (b)  [ ]   Restricted Certificated Securities; or

  (c) [ ] Certificated Securities that do not bear the Private Placement Legend, in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


Concord Camera Corp.
35 Mileed Way
Avenel, New Jersey 07001
Attention:  Controller

Bankers Trust Company
Corporate Trust & Agency Group
Four Albany Street
New York, N.Y. 10006
Attention: Corporate Market Services

                  Re: 11% Senior Notes due 2005
                      -------------------------

                         (CUSIP ______________________)

         Reference is hereby made to the Indenture, dated as of July 30, 1998 (the "Indenture"), between Concord Camera Corp., as issuer (the "Company") and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _________________________ , (the "Holder") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ (the "Exchange"). In connection with the Exchange, the Holder hereby certifies that:

1. Exchange of Restricted Certificated Securities or Restricted Book-Entry Interests for Certificated Securities that do not bear the Private Placement Legend or Unrestricted Book- Entry Interests

         (a) [ ] Check if Exchange is from Restricted Book-Entry Interest to Unrestricted Book-Entry Interest. In connection with the Exchange of the Holder's Restricted Book-Entry Interest for Unrestricted Book-Entry Interests in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Security and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] Check if Exchange is from Restricted Book-Entry Interest to Certificated Securities that do not bear the Private Placement Legend. In connection with the Exchange of the Holder's Restricted Book-Entry Interests for Certificated Securities that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Certificated Securities are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Securities are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] Check if Exchange is from Restricted Certificated Securities to Unrestricted Book-Entry Interests. In connection with the Holder's Exchange of Restricted Certificated Securities for Unrestricted Book-Entry Interests, (i) the Unrestricted Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] Check if Exchange is from Restricted Certificated Securities to Certificated Securities that do not bear the Private Placement Legend. In connection with the Holder's Exchange of a Restricted Certificated Security for Certificated Securities that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Certificated Securities that do not bear the Private Placement Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Securities and pursuant to and in accordance with the Securities Act , (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Securities are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Certificated Securities or Restricted Book-Entry Interests for Restricted Certificated Securities or Restricted Book-Entry Interests

         (a) [ ] Check if Exchange is from Restricted Book-Entry Interests to Restricted Certificated Security. In connection with the Exchange of the Holder's Restricted Book-Entry Interest for Restricted Certificated Securities with an equal principal amount, (i) the Restricted Certificated Securities are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Securities issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Securities and in the Indenture and the Securities Act.

         (b) [ ] Check if Exchange is from Restricted Certificated Securities to Restricted Book-Entry Interests. In connection with the Exchange of the Holder's Restricted Certificated Security for Restricted Book-Entry Interests in the [CHECK ONE] o 144A Global Security, o IAI Global Security with an equal principal amount, (i) the Restricted Book-Entry Interests are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Certificated Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book- Entry Interests issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit.


                                                       _________________________
                                                       [Insert Name of Holder]


                                                        By: ____________________
                                                            Name:
                                                            Title:

Dated: ______________________,

Corporate Notary

State of _____________________)
                              )  SS.
County of ____________________)

         On this ________day of ___________________, ______, before me personally came ____________________, to me known, who being by me duly sworn,
                she/he         (name)
did depose and say that is the _____________________ of ____________________,
                                (title)                     (name of entity)
and the ______________described in, which executed the above Certificate of
             (entity)
Transfer, and that she/he signed her/his name thereto by the authority of the _____________________________________________________.
        (e.g.. board of directors of the Corporation)


                                  ____________________________________
                                  Notary Public


Non-corporate Notary:

State of _____________________)
                              )  SS.
County of ____________________)

         On this ________day of ___________________, ______, before me personally came ____________________, to me known to be the individual described in, and who executed the above (name) Certificate of Transfer and acknowledged that she/he executed the same.


                                  ____________________________________
                                  Notary Public

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Concord Camera Corp.
35 Mileed Way
Avenel, New Jersey 07001
Attention:  Controller

Bankers Trust Company
Corporate Trust & Agency Group
Four Albany Street
New York, N.Y. 10006
Attention: Corporate Market Services


                  Re: 11% Senior Notes due 2005
                      -------------------------

                  Reference is hereby made to the Indenture, dated as of July 30, 1998 (the "Indenture"), between Concord Camera Corp., as issuer (the "Company") and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of Notes, we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A)(1) to a person who we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (2) in a transaction meeting the requirements of Rule 144 under the Securities Act, (3) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in a transaction meeting the requirements of Rule 904 under the Securities Act, (4) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to you a signed letter containing certain representations and agreements relating to the Notes, or (5) in accordance with another exemption from the registration requirements of the Securities Act (in the case of 2, 3, 4 or 5, based upon an opinion of counsel if the Company or the Trustee so requests), (B) to the Company or (C) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any person purchasing the Certificated Securities or interests therein from us in a transaction meeting the requirements of clauses (A) through (C) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or any interests therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or interests therein acquired by us must be effected through one of the Purchaser.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or interests therein for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.




                                               _________________________________
                                               [Insert Name of Accredited
Investor]


                                               By: _____________________________
                                                   Name:
                                                   Title:

Dated: _________________________,

Corporate Notary

State of _____________________)
                              )  SS.
County of ____________________)

         On this ________day of ___________________, ______, before me personally came ____________________, to me known, who being by me duly sworn,
                she/he         (name)
did depose and say that is the _____________________ of ____________________,
                                (title)                     (name of entity)
and the ______________described in, which executed the above Certificate of
             (entity)
Transfer, and that she/he signed her/his name thereto by the authority of the _____________________________________________________.
        (e.g.. board of directors of the Corporation)


                                  ____________________________________
                                  Notary Public


Non-corporate Notary:

State of _____________________)
                              )  SS.
County of ____________________)

         On this ________day of ___________________, ______, before me personally came ____________________, to me known to be the individual described in, and who executed the above (name) Certificate of Transfer and acknowledged that she/he executed the same.


                                  ____________________________________
                                  Notary Public